Calculation of Filing Fee Tables
S-8
ESTEE LAUDER COMPANIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	12,000,000	$ 63.17	$ 758,040,000.00	0.0001531	$ 116,055.92
Total Offering Amounts:						$ 758,040,000.00		$ 116,055.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 116,055.92
Offering Note
[1]	Shares of Class A Common Stock of the Registrant authorized for issuance under The Estee Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan, as amended and restated. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional securities as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions. The maximum aggregate offering price per unit and maximum aggregate offering price were estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Class A Common Stock reported in the consolidated reporting system as of November 13, 2024, which is a date within five business days prior to the date of filing this Registration Statement.